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                                                                  March 24, 1997
                                EXHIBIT 99
                     Firstbank Corporation 401(k) Plan
                             Performance Table
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                              INITIAL
                             INVESTMENT       VALUE          VALUE          VALUE          VALUE
Fund                         on 12/31/92   on 12/31/93    on 12/31/94    on 12/31/95    on 12/31/96
Firstbank Corporation
Common Stock                   $1,000.00    $1,867.00      $1,970.00      $2,534.00      $3,348.00

Federated Money
Market for U.S.                                  2.80%          3.82%          5.63%          5.06%
Treasury Obligation            $1,000.00    $1,028.00      $1,067.27      $1,127.36      $1,184.40

Federated Capital                                5.20%          5.47%          5.92%          5.70%
Preservation Fund              $1,000.00    $1,052.00      $1,109.54      $1,175.23      $1,242.22

Vanguard Fixed Income                            9.70%         -2.70%         18.20%          3.58%
Total Bond Fund                $1,000.00    $1,097.00      $1,067.38      $1,261.64      $1,306.81

Vanguard Fixed Income
Long-Term Corporate                             14.50%         -5.30%         26.40%          1.20%
Bond Fund                      $1,000.00    $1,145.00      $1,084.32      $1,370.57      $1,387.02

                                                12.49%         -0.45%         35.63%         21.17%
Federated Stock                $1,000.00    $1,124.90      $1,119.84      $1,518.84      $1,840.37

Vanguard Index                                   9.90%          1.18%         37.45%         22.88%
500 Fund                       $1,000.00    $1,099.00      $1,111.97      $1,528.40      $1,878.10

American Century                                21.81%         -3.62%         37.68%         13.77%
20th Century Ultra             $1,000.00    $1,218.10      $1,174.00      $1,616.37      $1,838.94

Warburg-Pincus
Emerging Growth                                 18.11%         -1.43%         46.22%          9.87%
Fund                           $1,000.00    $1,181.10      $1,164.21      $1,702.31      $1,870.33

T. Rowe Price
International                                   40.10%         -0.80%         11.40%         15.99%
Stock Fund                     $1,000.00    $1,401.00      $1,389.79      $1,548.23      $1,795.79

Vanguard
International                                   44.70%          0.80%         14.90%         14.65%
Growth Fund                    $1,000.00    $1,447.00      $1,458.58      $1,675.90      $1,921.42

Fidelity Overseas                               40.05%          1.27%          9.06%         13.10%
Fund                           $1,000.00    $1,400.50      $1,418.29      $1,546.78      $1,749.41

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American Century - 20th
Century International                              NA           7.60%          9.89%         30.98%
Discovery Fund                 $1,000.00           NA      $1,076.00      $1,182.42      $1,548.73

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This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.